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      FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1998

                                                    REGISTRATION NO. 000-27874
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                                 AMENDMENT NO. 1
                                       TO
                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               ANSOFT CORPORATION
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                        72-1001909
(State of Incorporation)                    (I.R.S. Employer Identification No.)

              FOUR STATION SQUARE, SUITE 660, PITTSBURGH, PA 15219
                                    (Address)

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

      Title of each class                Name of each exchange on which
      to be so registered                each class is to be registered

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] __________

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ] __________

Securities Act registration statement file number to which this form relates: __________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                                (Title of class)


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Item 1.       Description of Registrant's Securities to be Registered.

                  Incorporated herein by reference is information contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-40189) under the caption "DESCRIPTION OF CAPITAL STOCK".


Item 2.       Exhibits.

Exhibit           No. Description
-------           ---------------

2.01 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference from Exhibit
                  No. 3.1 to the Company's Registration Statement on Form S-1, as amended, SEC File No. 333-40189)

2.02 Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (incorporated herein by reference from Exhibit No. 3.2 to the Company's Registration Statement on Form S-1, as amended, SEC File No. 333-40189)



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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934 the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.



                                  ANSOFT CORPORATION


                                  By:            /s/ Nicholas Csendes
                                      -------------------------------------
                                  Name:            Nicholas Csendes
                                  Title:  President & Chief Executive Officer

Date: April 30, 1998